                                                                   Exhibit 10.20

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                            Under 17 C.F.R. (S)(S) 200.80(b)(4),
                                                              200.83 and 230.406

                      GE-1E SATELLITE TRANSPONDER AGREEMENT
                              (Contract No. E-1055)

     THIS AGREEMENT between GE Capital Europe Limited ("GECEL") and SkyCache, Inc. ("Customer") is made effective as of the date of the last signature below. Defined terms used in this Agreement have the meanings specified herein.

ARTICLE 1. SERVICE PROVIDED

A.   Scope. GECEL will provide to Customer Non-Preemptible with Access to Spares
     -----
     Service on one (1) Transponder on the Satellite ("Service"). Service will be provided in accordance with the terms and conditions set forth in this Agreement, including Attachment A-Transponder Performance Specifications and Attachment B-Commercial Operations System User's Guide (collectively, the "Agreement").

     The Satellite is authorized to be and is located at the 5(degrees) E.L. orbital position. The Satellite may, however, be located at any other orbital position hereafter authorized by the PTS.

     Technical performance criteria for the Satellite are described in the Transponder Performance Specifications set forth in Attachment A. The transponder number will be Transponder 23. GECEL may from time to time designate another frequency within the Transponder or another transponder on the Satellite to provide the Service.

     Provided that the Customer is in compliance with the terms of this Agreement, the Parties agree that service on the Satellite under Contract No. E-1049 dated November 9th 1998 between the Parties shall terminate with effect from December 31st 1999 and no service charge shall be payable for such service from December 1st, 1999 until December 31st, 1999.

B.   Term. The term for Service provided under this Agreement ("Service Term")
     ----
     shall commence on 1st December 1999 (the "Commencement Date"). The Service Term shall end, except as otherwise provided herein, on the earliest of (1) the End-of-Life or Replacement Date of the Satellite; (2) the date the Satellite becomes a Satellite Failure: (3) the date the Transponder on which service is provided hereunder becomes a Transponder Failure and cannot be restored as provided herein; or (4) 30th November 2006 (the "Projected Termination Date").

C.   Service Priorities. GECEL shall attempt to restore Customer's Transponder
     ------------------
     once should it become a Transponder Failure by utilizing any available Replacement Transponder on the Satellite on a first-needed, first-served basis; provided, that if restoration of more than one transponder on the Satellite is required as a result of a single event or simultaneous event, access to Replacement Transponders shall be granted in Contract Order (defined as the opposite order from Reverse Contract Order). If restored using a Replacement

                                      1.

     Transponder, Customer's service shall remain Non-Preemptible Service, without any further right of restoration. If no such Replacement Transponder is available on the Satellite, Customer's service shall not be restored.

D.   Notices. All notices regarding technical or operational matters requiring
     -------
     immediate attention will be given by telephone followed by written notification. All other notices and requests will be in writing, delivered to the address(es) set forth below or to such other address(es) as the Party may designate in writing. For the purposes of this Agreement, a "business day" shall mean any day, other than a Saturday or a Sunday or a day which is a bank or public holiday in England.

     If to be given to Customer:      If to-be given to GECEL:
     Attn: Robert Dunham,             Attn: Michael Agostinelli,
     Chief Financial Officer          Vice President and General Manager, Europe
     SkyCache, Inc.                   GE Americom
     312 Laurel Avenue                GE Capital Europe Limited
     Laurel                           Sweden House
     Maryland 20707                   London, SW1A 1ES
     USA                              United Kingdom
     Fax#: + 1 301 598 0837           Fax #: +44 (0)171 302 6352
     Tel#: + 1 301 598 0500 Ext. 2201 Tel #: +44 (0)171 302 6340

     24 Hour Emergency Telephone # of Customer for Technical/Operational Issues:

     Tel #: +1 301 598 0500 Ext. 2424 (for Network Operating a Center) (Garrett Allen), Fax #: +1 301 598 0837

ARTICLE 2. PAYMENT

A.   Monthly Recurring Service Charge. From the Commencement Date, Customer will
     --------------------------------
     pay to GECEL for Service a monthly recurring service charge ("MRC") of the following amounts:

   Period                                           Amount of MRC (US Dollars)
--------------------------------------------------------------------------------
[   ***   ]                                         [   ***   ]
--------------------------------------------------------------------------------
[   ***   ]                                         [   ***   ]
--------------------------------------------------------------------------------
[   ***   ]                                         [   ***   ]
--------------------------------------------------------------------------------
[   ***   ]                                         [   ***   ]
--------------------------------------------------------------------------------
[   ***   ]                                         [   ***   ]
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*** Confidential Treatment Requested

                                      2.

B.   Billing and Payment. Invoices will be issued monthly thirty (30) days in
     -------------------
     advance of the month in which Service is to be provided and are payable on the first day of such month by wire transfer as per the remittance instructions on the respective monthly invoice. On payments not received by the due date, GECEL will assess a late payment charge of the lesser of (i) one and one-half percent (1.5%) per month compounded monthly, or (ii) the maximum rate permitted by applicable law. A failure or delay by GECEL to send a bill will not relieve Customer either of its obligation to pay on a timely basis for Service or of its obligation to pay late payment charges in the event of late payment. In addition to any other rights GECEL may have under this Agreement, GECEL may suspend provision of Service on seventy-two (72) hours notice for failure to pay any sums due to GECEL. All payments due to GECEL by Customer under this Agreement shall be tendered in U.S. Dollars. All amounts due under this Agreement to be paid by Customer to GECEL shall be paid in full (without any deduction or withholding whatsoever) and Customer shall not be entitled to assert any credit, set-off or counterclaim against GECEL in order to justify withholding payment of any such amount in whole or in part.

C.   Taxes and Other Charges. The MRC is exclusive of taxes, duties and other
     -----------------------
     fees or charges levied by any governmental authority on the Service or the facilities used to provide the Service. Customer will pay directly or reimburse GECEL for all such taxes. duties and other fees or charges, including without limitation value added tax.

D.   Letter of Credit. On or before November 1, 1999, Customer will, in order to
     ----------------
     secure performance of its obligations (i) hereunder and (ii) under the separate Agreement dated on or about the date of this Agreement between Customer and GE American Communications, Inc., ("GE Americom") (the "GE Americom Agreement"), deliver to GE Americom and GECEL one irrevocable letter of credit for a term of at least [ *** ] months in the amount of [ *** ] in the form attached to the GE Americom Agreement and in identical form as Attachment C to this Agreement ("Letter of Credit 1") issued by a bank incorporated in the United States of America, acceptable to GE Americom. Letter of Credit 1 and any renewal or replacement thereof may be drawn upon by GECEL and/or GE Americom in accordance with its terms. The proceeds of any drawing shall be applied to the obligations of Customer (i) hereunder and/or (ii) under the GE Americom Agreement, as the case may be. Failure to provide Letter of Credit 1 or any renewal or replacement thereof by the date required and/or failure to maintain Letter of Credit 1 or any renewal or replacement thereof throughout the period set out in the table below shall be treated as a failure by Customer to make a payment due to GECEL under this Agreement. It is the intention of the Parties that a letter of credit shall be maintained in effect for the benefit of GECEL and GE Americom for the amounts and for the terms specified in the table below.

     If Letter of Credit 1 or any renewal or replacement thereof is drawn upon, Customer shall cause the letter of credit then in effect to be renewed or replaced such that the principal amount of the letter of credit is restored to the original amount of that letter of credit. Failure to obtain and deliver to GE Americom a renewal or replacement of a letter of credit as provided in the preceding sentence within five (5) business days from the date of each such drawing shall entitle

*** Confidential Treatment Requested

                                      3.

GE Americom, and/or GECEL to draw upon that letter of credit then in effect and to hold the proceeds as an advance payment. Such advance payment may be used by GE Americom and/or GECEL as an offset for any amounts due to GE Americom and/or GECEL at the Projected Termination Date under either this Agreement or the GE Americom Agreement, or, in the event of termination of this Agreement or the GE Americom Agreement prior to their respective Projected Termination Dates, for any liabilities of Customer arising out of such termination(s).

     A renewal or replacement of Letter of Credit 1 by a new letter of credit ("Letter of Credit 2") for the sum of [ *** ] for an additional term of at least [ *** ] months shall be delivered by Customer to GE Americom and GECEL at least forty-five (45) days prior to the expiration of Letter of Credit 1. A renewal or replacement of Letter of Credit 2 by a further letter of credit ("Letter of Credit 3") for the sum of [ *** ] for an additional term of at least [ *** ] months shall be delivered by Customer to GE Americom and GECEL at least forty-five (45) days prior to the expiration of Letter of Credit 2. A renewal or replacement of Letter of Credit 3 by a further letter of credit ("Letter of Credit 4") for the sum of [ *** ] for an additional term of at least [***] months shall be delivered by Customer to GE Americom and GECEL at least forty-five (45) days prior to the expiration of Letter of Credit 3 (GE Americom and GECEL reserve the right to require in their sole discretion that the term of Letter of Credit 4 be extended until the Projected Termination Date). Failure to obtain and deliver to GE Americom and GECEL a renewal or replacement of any letter of credit at least thirty (30) days prior to the expiration date thereof shall entitle GECEL and/or GE Americom to draw upon the letter of credit then in effect and to hold the proceeds of such drawing as an advance payment, to be held and applied by GECEL and/or GE Americom as specified in the preceding paragraph.

--------------------------------------------------------------------------------
Letter of    Term of Letter of Credit    Amount of Letter of Credit (US Dollars)
Credit
number
--------------------------------------------------------------------------------
 1           [   ***   ]                 [   ***   ]
--------------------------------------------------------------------------------
 2           [   ***   ]                 [   ***   ]
--------------------------------------------------------------------------------
 3           [   ***   ]                 [   ***   ]
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 4           [   ***   ]                 [   ***   ]
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ARTICLE 3. CREDITS FOR INTERRUPTIONS

     Credits for Interruptions in Service of fifteen (15) continuous minutes or more shall be granted to Customer as follows:

     Credit = (Number of minutes in Interruption/43,200) multiplied by the MRC (applicable at the date of the Interruption)

     The length of an Interruption will be measured from the time the Customer vacates its signal to permit GECEL to verify the Interruption (following notification of GECEL by Customer of the Interruption) until Service is restored. No credit will be due, however, if such Interruption is a result of, or attributable in whole or part to (i) the fault of Customer, any

*** Confidential Treatment Requested

                                      4.

Customer Designee (as defined below) or any agent or subcontractor of either,
(ii) the failure or unavailability of satellites, transponders, facilities, services or equipment furnished to Customer other than by GECEL, (iii) sun outages or rain fade, (iv) the occurrence of a force majeure event as described in Article 10.A. or (v) unless otherwise provided herein, suspensions of Service made in accordance with this Agreement.

                                      5.

ARTICLE 4. SERVICE RESPONSIBILITIES

A.   Laws and Regulations Governing Service. Location and operation of the
     --------------------------------------
     Satellite, GECEL's satellite system and GECEL's ability to perform are subject to all applicable laws and regulations, including without limitation all appropriate coordination and registration through the procedures of the International Telecommunications Union.

B.   Use Conditions. Customer will use, and will cause others authorized or
     --------------
     permitted by Customer to access Service ("Customer's Designees") to use, Service in accordance with (i) all applicable laws and regulations and (ii) the conditions of use (as such may, upon notice, be amended for technical or operational reasons) contained in the Commercial Operations Systems User's Guide set forth in Attachment B ("User's Guide"). Customer shall obtain, maintain in force and comply with any and all licenses, approvals, authorisations and consents necessary or appropriate relating to Customer's use of the Service and the transmission and/or reception of material, signals and programming thereon. Customer will not use, and will cause Customer's Designees not to use, Service for any unlawful purpose, including violation of laws governing the content of material transmitted using Service. During the Service Term, neither Customer nor any of Customer's Designees shall create nor suffer to exist any claims, liens, encumbrances or security interests on or to the Transponder nor purport to do any of the same. If Customer's or Customer's Designees' non-compliance with the preceding four (4) sentences causes, or other circumstances arise which cause, interference to or threaten the availability or operation of the services or facilities provided by GECEL, or if Customer's or Customer's Designees' use of Service may reasonably result in the institution of criminal proceedings, or administrative proceedings that may result in sanctions or other non-monetary remedies, against GECEL, General Electric Company, or any affiliates of either entity, GECEL may take actions (including suspension and/or restriction of Service) it reasonably believes necessary to ensure Customer's compliance with the User's Guide or GECEL's compliance with law.

C.   Third Party Use. Customer shall provide GECEL with one (1) business day
     ---------------
     notice of any third party use of Service and of the identity of any such third party. Should Customer resell any Service provided hereunder or otherwise permit use of such Service by any third party or parties, Customer shall remain primarily liable for compliance by each such third party with all the terms of this Agreement and any breach by any such third party shall be deemed to have been committed by Customer. GECEL reserves the right to charge Customer a fee for any technical consultation, scheduling or other support services provided to end-users using the Service provided Customer under this Agreement.

                                      6.

D.   Long-Term Resale. If Customer proposes to resell use of the entire capacity
     ----------------
     of Service provided hereunder to a third party for a term of more than three (3) months, Customer shall first provide GECEL with at least forty-five (45) days' prior written notice of such proposed resale. Within thirty (30) days after receipt of such notice, GECEL, may, by written notice to Customer, elect to terminate this Agreement, whereupon Customer shall have a period of thirty (30) days from receipt of such notice, within which period Customer may elect to (i) accept termination and notify GECEL of the date on which such termination shall be effective (which date shall be not less than sixty (60) days and not more than one hundred twenty (120) days after the date of such notice from Customer to GECEL) or (ii) cancel the proposed resale and continue this Agreement in effect. If Customer does not exercise one of the options stated in the immediately preceding sentence within the applicable time limit, Customer shall be deemed to have exercised the option stated in clause (ii) of such sentence.

ARTICLE 5. OPERATIONAL MATTERS

A.   Service Access. Customer is responsible for providing, operating and
     --------------
     maintaining the uplink and downlink equipment necessary to access the Satellite and Service. Customer at its expense shall provide GECEL with any descrambling or decoding devices which may be required for signal monitoring. At a mutually agreed time, and prior to Customer transmitting from its earth station(s), Customer will demonstrate to GECEL's designated Technical Operations Centre that its earth station(s) comply with the satellite access specifications contained in User's Guide.

B.   Action to Protect Satellite. NSAB and GECEL shall have sole and exclusive
     ---------------------------
     control of operation and possession of the Satellite. If circumstances occur which in NSAB's and/or GECEL's reasonable judgment pose a threat to the stable operation of the Satellite, NSAB and/or GECEL shall have the right to take action it reasonably believes necessary to protect the Satellite, including discontinuance or suspension of operation of the Satellite, the Transponder(s) or any other transponder, without any liability to Customer, except that Customer may receive a credit computed as provided in Article 3 hereunder. GECEL shall give Customer as much notice as practical under the circumstances of any such discontinuance or suspension. If it becomes necessary to discontinue or suspend service on one or more transponders on the Satellite, and operational circumstances allow GECEL to select the transponder or transponders to be discontinued or suspended, GECEL will make such selection in Reverse Contract Order.

ARTICLE 6. INDEMNIFICATION

     Customer will indemnify and hold harmless GECEL, General Electric Company, and any affiliates of either entity, from and against all loss, liability, cost, expenses and damages of any nature (including, but not limited to, attorney fees and to the extent permitted by law, any fines and penalties) based on third party claims (Including those of Customer's Designees) arising out of, resulting from or in connection with any failure to provide Service or any use of Service provided hereunder.

                                      7.

ARTICLE 7. WARRANTY DISCLAIMER; LIMITATION OF LIABILITY

A.   Warranty Disclaimer. No warranties, express, implied, or statutory,
     -------------------
     including any warranty of merchantability or fitness for a particular purpose, apply to Service provided hereunder or the equipment and facilities used to provide Service. The conveying by GECEL of proprietary information or other information to Customer shall in no way alter this disclaimer.

B.   Limitation of Liability. As a material condition of entering into this
     -----------------------
     Agreement at the price specified herein, and in regard to any and all causes arising out of or relating to this Agreement, including but not limited to claims of negligence, breach of contract or warranty, failure of a remedy to accomplish its essential purpose or otherwise, Customer agrees that, (except to the extent credits pursuant to Article 3 and refunds pursuant to Article 9.C. are due under this Agreement), GECEL's, General Electric Company's and their affiliates' entire liability shall not exceed in the aggregate, the greater of (i) the MRC paid by Customer to GECEL for Service in the month preceding the event that is the cause of liability or
     (ii) [ *** ].

     Customer agrees that in no event shall GECEL, General Electric Company, or affiliated companies of either entity or their employees, agents or contractors be liable for any indirect, incidental, consequential, punitive, special or other similar damages (whether in contract. tort including negligence, strict liability or under any other theory of liability), including but not limited to, loss of actual or anticipated revenues or profits, economic loss, wasted management time, loss of business, customers or good will, or damages and expenses arising out of third party claims. The foregoing exclusion shall apply even if such party(s) has been advised of the possibility of such damages.

ARTICLE 8. CONFIDENTIALITY AND NONDISCLOSURE

A.   Certain Information Regarding Service. Customer hereby agrees not to
     -------------------------------------
     disclose to third parties (without the prior written consent of GECEL) the material terms and conditions of this Agreement (including but not limited to the prices, payment terms, schedules, protection arrangements, and restoration provisions thereof) and all information provided to Customer related to the design and performance characteristics of the Satellite, and any subsystems or components thereof including the Transponder.

B.   Proprietary Information. To the extent that either party discloses to the
     -----------------------
     other any other information which it considers proprietary, said party shall identify such information as proprietary when disclosing it to the other party by marking it clearly and conspicuously as proprietary information. Any proprietary disclosure to either party, if made orally, shall be promptly confirmed in writing and identified as proprietary information, if the disclosing party wishes to keep such information proprietary under this Agreement. Any such information disclosed under this Agreement shall be used by the recipient thereof only in its performance under this Agreement.

*** Confidential Treatment Requested

                                      8.

     Neither party shall be liable for the inadvertent or accidental disclosure of such information marked as proprietary, if such disclosure occurs despite the exercising of the same degree of care as the receiving party normally takes to preserve and safeguard its own proprietary information (but not less than reasonable care) or if such information (i) is or becomes lawfully available to the public from a source other than the receiving party before or during the period of this Agreement: (ii) is released in writing by the disclosing party without restrictions; (iii) is lawfully obtained by the receiving party from a third party or parties without obligation of confidentiality; (iv) is lawfully known by the receiving party prior to such disclosure; or (v) is at any time lawfully developed by the receiving party completely independently of any such disclosure or disclosures from the disclosing party.

     In addition, neither party shall be liable for the disclosure of any proprietary information which it receives under this Agreement pursuant to judicial action or decree, or pursuant to any requirement of any Government or any agency or department thereof, having jurisdiction over such party, provided,
                                                                       --------
that in the reasonable opinion of counsel for such party such disclosure is
----
required, and provided further that such party to the extent reasonably practical shall have given the other party notice prior to such disclosure.

                                      9.

ARTICLE 9. TERMINATION

A.   Termination. In addition to any rights of termination provided in other
     -----------
     Articles of this Agreement, either party may terminate this Agreement by giving the other party written notice thereof in the event: (i) the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof (except that, if Customer fails to pay amounts due hereunder, such cure period shall be reduced to five (5) business days), or (ii) the other party is unable to perform its obligations as a result of it becoming insolvent or being unable to pay its debts as and when they fall due or ceasing or threatening to cease the whole or substantially the whole of its business or becoming the subject of insolvency proceedings, including without limitation, if the other party is judicially declared insolvent or bankrupt, or if any assignment is made of the other party's property for the benefit of its creditors or if a receiver, conservator, trustee in bankruptcy, administrator or other similar officer is appointed by a court of competent jurisdiction to take charge of all or any substantial part of the other party's property, or if a petition is filed by or against the other party to commence a winding up (and such petition is not dismissed within sixty (60) days after filing) or a resolution is passed by its shareholders to wind up the other party or any similar action or proceedings are commenced in any country with jurisdiction over the other party; or (iii) an Interruption continues for thirty (30) full consecutive days and the sole cause of the Interruption is a force majeure event as described in Article 10.A.

B.   Refunds. In the event of the ending of this Agreement pursuant to Article
     -------
     1.B., or in the event of termination by Customer pursuant to this Agreement, or in the event of termination by GECEL pursuant to Article 9.A.(iii) above, Article 4.D. or Article 10.I. GECEL shall refund any portion of amounts paid by Customer to GECEL which relate to Service not provided by GECEL plus any credits that may be due to Customer.

                                      10.

C.   Termination Liability. In the event of termination by GECEL for reasons
     ---------------------
     other than those reasons for termination by GECEL set forth in Article 9.B., GECEL shall be entitled to retain all amounts paid by Customer to GECEL hereunder and any credits that may be due to Customer shall be forfeited. In addition, GECEL in its sole discretion may either elect to
     (i) pursue any rights and remedies it may have at law, in equity or otherwise or (ii) recover from Customer an amount equal to the net present value (as of the date of such termination) of the remaining unpaid Service charges. computed as if this Agreement remained in effect until the Projected Termination Date, utilizing a discount rate of 8% per annum plus late charges on such amount from the date of termination until payment in full ("Termination Value"). If GECEL elects (ii) above and recovers such amount, GECEL agrees to use reasonable efforts to obtain a qualified replacement customer(s), but shall not be required to obtain a customer(s) for service on the surrendered Transponder(s) before obtaining a customer(s) for any other unused transponder, to obtain any particular customer(s) or to set any particular minimum price in connection with such service. In the case GECEL does obtain a qualified replacement customer(s), GECEL thereafter shall pay to Customer ninety-five percent (95%) of the gross proceeds received by GECEL either (x) from the provision of service to such replacement customer(s) using the Transponder(s) prior to the Projected Termination Date, or (y) from the sale of the Transponder(s) to such replacement customer(s): provided, that in no event shall such payment exceed the Termination Value paid by Customer.

D.   Inability to Regain Transponder. On expiration or termination of this
     -------------------------------
     Agreement for any reason whatsoever or termination of Customer's entitlement to Service. the Customer's right to receive Service and use capacity on the Transponder shall immediately cease and GECEL shall be entitled to discontinue the Service. Customer hereby irrevocably authorizes GECEL to require Customer's uplink provider to discontinue the uplink service supporting the Service in such circumstances, without liability to GECEL, and Customer confirms that the uplink provider will be so entitled to discontinue service without reference to Customer. If upon expiration or termination of this Agreement for any reason by either party, GECEL is unable to regain the use of all, or any part of, the Transponder(s) free and clear of any claims, liens, encumbrances or security interests of any nature arising as a result of the use of the Transponder(s) by Customer or Customer's Designees, then in addition to all other remedies available to GECEL pursuant to this Agreement, at law, in equity, or otherwise, Customer shall be obligated, without regard to any such termination or expiration, to continue to pay GECEL the payments provided for in Article 2.

ARTICLE 10. GENERAL PROVISIONS

A.   Force Majeure. Except for the failure to make payment when due, neither
     -------------
     party will be liable to the other by reason of any failure in performance of this Agreement if the failure arises out of acts of God, acts of the other party, acts of government authority, strikes or other labour disturbances, or any other cause beyond the reasonable control of that party.

                                      11.

B.   No Implied License. The provision of services or the conveying of any
     ------------------
     information under this Agreement shall not convey any license by implication, estoppel or otherwise, under any patents or other intellectual property rights of Customer or GECEL, General Electric Company, and their affiliates, contractors and vendors.

C.   No Third Party Rights, No Fiduciary Relationship. Nothing contained in this
     ------------------------------------------------
     Agreement shall be deemed or construed by the parties or by any third party to create any rights, obligations or interests in third parties; or to create the relationship of principal and agent, partnership or joint venture or any other fiduciary relationship or association between the parties.

D.   No Waiver; Remedies Cumulative. No waiver, alteration, or modification of
     ------------------------------
     any of the terms of this Agreement will be binding unless in writing and signed by both parties. All remedies and rights hereunder and those available in law or in equity shall be cumulative and the exercise by a party of any such right or remedy shall not preclude the exercise of any other right or remedy available under this Agreement in law or in equity.

E.   Costs and Attorneys' Fees. In addition to all other amounts payable under
     -------------------------
     this Agreement, GECEL shall be entitled to recover from Customer (i) costs of collection of any such amounts, including reasonable attorneys' fees and disbursements and (ii) costs, including reasonable attorneys' fees and disbursements, incurred in seeking to prevent use of Service contrary to the terms of this Agreement.

F.   Governing Law and Jurisdiction. This Agreement shall be construed and
     ------------------------------
     enforced in accordance with the laws of England, excluding its conflicts of law rules. The parties hereby consent to and submit to the exclusive jurisdiction of the English courts, and any action or suit under this Agreement shall be brought by the parties in any court established or sitting in England with appropriate jurisdiction over the subject matter. The parties shall not raise in connection therewith, and hereby waive, any defenses based upon venue, inconvenience of the forum, lack of personal jurisdiction, sufficiency of service of process (as long as notice of such action or suit is furnished in accordance with Article 1.D. hereunder) or the like in any such action or suit.

G.   Statute of Limitations. Any action of any kind by either party arising out
     ----------------------
     of this Agreement must be commenced within two (2) years from the date the right, claim, demand or cause of action shall first arise.

H.   Headings; Severability; Customer Purchase Orders. All titles and headings
     ------------------------------------------------
     in this Agreement are for reference purposes only; they will not affect the meaning or construction of the terms of this Agreement. If any part or parts of this Agreement are held to be invalid, the remaining parts of the Agreement will continue to be valid and enforceable. Customer agrees that any purchase order or other similar document that Customer may issue in connection with this Agreement will be for Customer's internal purposes only and, therefore, even if acknowledged by GECEL, will not in any way add to, subtract from, or in any way modify the terms and conditions of this Agreement.

                                      12.

I.   Assignment. Customer shall not assign or transfer its rights or obligations
     ----------
     under this Agreement without GECEL's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, GECEL may elect, in lieu of consenting to an assignment (with or without conditions), to terminate this Agreement. If GECEL elects to terminate this Agreement in accordance with the preceding sentence, it shall so notify Customer within thirty (30) days after receipt of the request for consent to assignment. Whereupon Customer shall have a period of thirty (30) days within which to (a) accept termination and notify GECEL of the date on which such termination shall be effective (which date shall be not less than sixty (60) days nor more than one hundred twenty (120) days after the date of such notice from Customer to GECEL) or (ii) withdraw the request for consent to assignment and continue this Agreement in effect. If Customer does not exercise one of the options stated in the immediately preceding sentence within the applicable time limit, Customer shall be deemed to have exercised the option stated in clause (ii) of such sentence.

ARTICLE 11. DEFINITIONS

     As used in this Agreement:

                                      13.

A. "BSS" means Broadcasting Satellite Service as defined in the Radio Regulations (as amended from time to time) of the International Telecommunications Union.

B. "End-of-Life" means the date on which, in GECEL's reasonable judgment, a satellite should be taken out of service because of insufficient fuel.

C.   "Failed Satellite" or "Satellite Failure" means as regards the Satellite:

     1. where one or more of the basic subsystems fail, rendering the use of the Satellite for its intended purposes impractical, as determined by GECEL in its reasonable business judgment. or on which more than one-half of the GE-1E BSS transponders on the Ku-band payload are Transponder Failures; and

     2.   that GECEL has declared a failure.

D. "Failed Transponder" or "Transponder Failure" means, with respect to any Transponder used to provide service to Customer under this Agreement, any of the following events:

     1. such Transponder fails to meet the Transponder Performance Specifications in any material respect for any period of one hundred and twenty (120) consecutive hours:

     2. twenty (20) or more creditable Interruptions of fifteen (15) continuous minutes or more in duration shall occur within any ninety
          (90) consecutive days; or

     3. such Transponder shall fail to meet the Transponder Performance Specifications in any material respect for any period of time under circumstances that make it clearly ascertainable or predictable, based on satellite industry engineering standards, that any failure set forth in Paragraphs 1) or 2) above will occur.

     For purpose of this definition, measurement of periods of failure hereunder shall commence when Customer has vacated its signal to permit verification of the existence of the failure by GECEL.

                                      14.

E. "GE-1E" means the name of the service provided by GECEL on 16 transponders on the Satellite.

F. "Interruption" means any period during which a Transponder fails to meet the Transponder Performance Specifications in any material respect and such circumstances preclude the use of the Transponder for its intended purpose.

G. "Non-Preemptible Service" or "Non-Preemptible Transponder" means a satellite service or a transponder on which such service is provided that may not be preempted to restore another service or transponder and that is not itself entitled to be restored by preempting another transponder.

H. "NSAB" means Nordiska Satellitaktiebolaget, a company jointly held by Swedish Space Corporation and Teracom Svensk Rundradio AB, organized under the laws of Sweden having its principal place of business at Solna, Sweden and Tele Danmark AS, organized under the laws of Denmark having its principal place of business at Copenhagen, Denmark.

I. "PTS" means the Swedish National Post and Telecom Agency ("Post och Telestyrelsen").

J. "Replacement Date" means the date on which a successor satellite to the Satellite or to the Ku-band payload of the Satellite is made capable of carrying communications traffic at the orbital location to which the Satellite is assigned.

K. "Replacement Transponder" means a spare transponder amplifier and its associated components, which is accessible for purposes of providing restoration and which is capable of carrying communications traffic within the parameters as described in the transponder performance specifications for the transponder to be restored.

L. "Reverse Contract Order" means, as to each GE-1E service or transponder on the Satellite, in order from the latest date on which a binding agreement for the taking of such service has been executed by both a customer and GECEL, to the earliest such date.

M. "Satellite" means (1) the communications spacecraft designated "Sirius 2", or (2) if "Sirius 2" becomes a Satellite Failure, a suitable replacement, as determined by GECEL, in its sole and exclusive judgment if made available by GECEL. When used in the lower case, "satellite" means a domestic communications satellite operating in Ku-band.

N.   "Service" shall have the meaning provided in Article 1.A.

                                      15.

O. "Transponder" means a Ku-band radio frequency transmission channel on the Satellite, having a nominal bandwidth of 33 MHz, used to provide service to Customer pursuant to the terms of this Agreement. Customer acknowledges and agrees that due to circumstances including but not limited to the characteristics of Customer's traffic, Customer's ground segment configuration, and the characteristics of traffic on cross polarized transponders on the Satellite and of carriers on satellites in proximity to the Satellite, the entire 33 MHz of the Transponder may not be usable by Customer for the operation of all types of carriers. When used in the lower case, "transponder" means a Ku- band radio frequency transmission channel on a communications satellite.

     This Agreement contains the complete and exclusive understanding of the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements between the parties with respect thereto. To the extent that any Attachment may be inconsistent with the text of the Agreement, the text of the Agreement shall control.

Skycache, Inc.                                  GE Capital Europe Limited



By: /s/  Robert Dunham                          By: /s/ V.M. Agostinelli
    -------------------------------             --------------------------------
         (Signature)                                    (Signature)

Name: Robert Dunham                             Name: V.M. Agostinelli
     ------------------------------                  ---------------------------
        (Typed or Printed Name)                       (Typed or Printed Name)

Title: CFO                                      Title: GM
      -----------------------------                   --------------------------

Date: 11/1/99                                   Date: 6/11/99
     ------------------------------                  ---------------------------

                                      16.

                                  ATTACHMENT A

                      TRANSPONDER PERFORMANCE SPECIFICATION

                                   BSS PAYLOAD

A.1 STATIONKEEPING TOLERANCES

plus or minus 0.1(degrees) North-South and plus or minus 0.05(degrees) East-West maximum

A.2 EIRP and G/T

The minimum single carrier saturated EIRP and G/T at transponder center frequency shall be as specified below. This is not inclusive of measurement tolerance, which shall be a maximum of plus or minus 1.5 dB for EIRP and plus or minus 2.0 dB for saturation flux density (SFD).

A.2.1 EIRP and G/T

The minimum EIRP shall be 49.0 dBW and minimum G/T shall be 3.0 dB/K within the area defined by the following coordinates:

Longitude (degrees)            Latitude (degrees)

E 5.0                          N 53.2
W 2.5                          N 54.5
W 3.5                          N 48.0
W 2.2                          N 43.4
W 6.0                          N 43.6
W 5.5                          N 36.1
E 5.9                          N 43.3
E 16.1                         N 39.7
E 29.1                         N 38.7
E 26.3                         N 48.4
E 23.2                         N 55.3
E 20.5                         N 54.8
E 10.0                         N 54.4

A.2.2  SATURATION FLUX DENSITY (SFD)

The Saturation Flux Density as a 6 dB flux control attenuator setting shall be -91 dBW/m2 for the G/T referenced above.

A.3 FREQUENCY RESPONSE

The frequency response (referenced to center frequency, without multipath, with a measurement tolerance of plus or minus 0.5 dB) shall be:

                                      1.

    -1.5 dB over central 20 MHz
    -2.0 dB over central 24 MHz
    -3.7 dB over central 33 MHz

A.4 GROUP DELAY

The group delay (referenced to center frequency, without multipath, with a measurement tolerance of plus or minus 0.5 ns) shall be:

    18 ns over central 20 MHz
    25 ns over central 24 MHz
    98 ns over central 33 MHz

A.5 PAYLOAD REDUNDANCY

    Receivers:               4 for 2
    Transponder Amplifiers:  20 for 16; spares shared between BSS & FSS.

A.6 SYSTEM POLARIZATION ISOLATION (Uplink combined with downlink)

    29 dB minimum

A.7 TRANSPONDER BANDWIDTHS

The transponders have a 33 MHz nominal bandwidth with 38.36 MHz channel spacing. Transponder center frequencies are shown in Table Al.

A.8 UPLINK GAIN COMPENSATION

Automatic Level Control (ALC) is capable of being enabled by ground command on a channel-by-channel basis. Downlink EIRP will be maintained within plus or minus
1.0 dB of saturation for input levels ranging from saturation to 18 dB input backoff.

A.9 TRANSPONDER GAIN SETTINGS

Flux control attenuators can be set by ground command in 2 dB (plus or minus 0.5 dB) steps from 0 dB to 18 dB.

                                      2.

                                    Table A1

                               BSS FREQUENCY PLAN

                      Uplink     Downlink
       BSS            Center      Center
   Transponder      Frequency   Frequency       Downlink
      Number          (MHz)       (MHz)       Polarization
-------------------------------------------------------------

        01          17327.480   11727.480   HORIZONTAL LINEAR
        02          17346.660   11746.660   VERTICAL LINEAR
        03          17365.840   11765.840   HORIZONTAL LINEAR
        04          17385.020   11785.020   VERTICAL LINEAR
        05          17404.200   11804.200   HORIZONTAL LINEAR
        06          17423.380   11823.380   VERTICAL LINEAR
        07          17442.560   11842.560   HORIZONTAL LINEAR
        08          17461.740   11861.740   VERTICAL LINEAR
        09          17480.920   11880.920   HORIZONTAL LINEAR
        10          17500.100   11900.100   VERTICAL LINEAR
        11          17519.280   11919.280   HORIZONTAL LINEAR
        12          17538.460   11938.460   VERTICAL LINEAR
        13          17557.640   11957.640   HORIZONTAL LINEAR
        14          17576.820   11976.820   VERTICAL LINEAR
        15          17596.000   11996.000   HORIZONTAL LINEAR
        16          17615.180   12015.180   VERTICAL LINEAR
        17          17634.360   12034.360   HORIZONTAL LINEAR
        18          17653.540   12053.540   VERTICAL LINEAR
        19          17672.720   12072.720   HORIZONTAL LINEAR
        20          17691.900   12091.900   VERTICAL LINEAR
        21          17711.080   12111-080   HORIZONTAL LINEAR
        22          17730.260   12130.260   VERTICAL LINEAR
        23          17749.440   12149.440   HORIZONTAL LINEAR
        24          17768.620   12168.620   VERTICAL LINEAR
        25          17787.800   12187.800   HORIZONTAL LINEAR
        26          17806.980   12206-980   VERTICAL LINEAR
        27          17826.160   12226.160   HORIZONTAL LINEAR
        28          17845.340   12245.340   VERTICAL LINEAR
        29          17864.520   12264.520   HORIZONTAL LINEAR
        30          17883.700   12283.700   VERTICAL LINEAR
        31          17902.880   12302.880   HORIZONTAL LINEAR
        32          17922.060   12322-060   VERTICAL LINEAR
        33          17941.240   12341.240   HORIZONTAL LINEAR
        34          17960.420   12360.420   VERTICAL LINEAR
        35          17979.600   12379.600   HORIZONTAL LINEAR
        36          17998.780   12398.780   VERTICAL LINEAR
        37          18017.960   12417.960   HORIZONTAL LINEAR
        38          18037.140   12437.140   VERTICAL LINEAR
        39          18056.320   12456.320   HORIZONTAL LINEAR
        40          18075.500   12475.500   VERTICAL LINEAR

                                      1.

                                      1.

                                  ATTACHMENT B


                                   GE CAPITAL
                             EUROPE LIMITED (GECEL)



                               GE-1 E (SIRIUS 2)
                                  USERS GUIDE





                                                                   December 1997

                                      1.

                               TABLE OF CONTENTS

SECTION                              TITLE                                 PAGE
-------                              -----                                 ----

1.0  SCOPE...................................................................1

2.0  BUSINESS INTERFACE......................................................1

3.0  TECHNICAL OPERATIONS INTERFACE..........................................1

4.0  TECHNICAL OPERATIONS PARAMETERS.........................................1

5.0  EARTH STATION REQUIREMENTS..............................................1

     5.1  Control............................................................1
     5.2  Antenna Patterns...................................................2
     5.3  Polarization Isolation.............................................2
     5.4  Spurious Emissions.................................................2
     5.5  Ground Station EIRP Stability......................................2
     5.6  Uplink Power Limits................................................3
     5.7  Power Settings.....................................................3
     5.8  Energy Dispersal...................................................3
     5.9  Frequency Stability................................................3
     5.10 Offset Frequencies.................................................3
     5.11 VITS...............................................................3
     5.12 Monitoring.........................................................4
     5.13 Transportable Earth Stations.......................................4
     5.14 Pointing Stability.................................................4
     5.15 Transmitter Termination............................................4
     5.16 Licensing..........................................................4

 6.0 SATELLITE BOX CENTER AND ANTENNA ALIGNMENT..............................4

 7.0 SATELLITE ACCESS........................................................5

 8.0 SINGLE CHANNEL PER CARRIER (SCPC) TRAFFIC...............................6

 9.0 TROUBLE REPORTING.......................................................6

10.0 CARRIER PARAMETERS......................................................7

     APPENDIX A - SATELLITE INFORMATION....................................A-1

     APPENDIX B - RECOMMENDED CARRIER PARAMETERS...........................B-1

                                      1.

1.0  SCOPE
     -----

This document outlines the technical requirements and procedures for the use of the spacecraft. The spacecraft offers performance; however, the users must adhere to GECEL technical standards in order to insure optimum performance for themselves and other users.

2.0  BUSINESS INTERFACE
     ------------------
Arrangements for transponder service on the satellite should be made through GECEL's headquarters in Princeton, New Jersey, USA.

3.0  TECHNICAL OPERATIONS INTERFACE
     ------------------------------

The primary technical operations interface for spacecraft users shall be the NSAB Technical Control Center (TCC) located in Kiruna Sweden. The phone number for the TCC is 46 9 807 2120 or 2122.

4.0  TECHNICAL OPERATIONS PARAMETERS
     -------------------------------

The Customer shall develop the required Link Analysis for its proposed service for submittal to GECEL. The Customers proposed satellite transmission parameters will be reviewed to assure that they will not cause unacceptable degradation or interference to other traffic on the Satellite or on other satellites.

5.0  EARTH STATION REQUIREMENTS
     --------------------------

Earth stations accessing the Satellite shall meet the requirements contained in the following subparagraphs. GECEL reserves the right to physically inspect the earth station to insure compliance with these requirements.

     5.1  Control

The earth station shall be under the control of trained technicians at all times. The telephone number of the control point for the earth station shall be on file at GECEL's TOC and the NSAB TCC. The technician at the control point shall have the ability and authority, without reference to other management, to cease transmission at any time if directed by GECEL.

     5.2  Antenna Patterns

The transmitting earth stationsshall meet the following characteristics.

     Off Axis Co-Polar Gain     (less than or equal to)21-20 log(theta)       dBi for 0.10(degrees)(less than)(theta)
                                                                              (less than or equal to)0.32(degrees)
                                (less than or equal to)5.7-53.2(theta)2       dBi for 0.32(degrees)(less than)(theta)
                                                                              (less than or equal to)0.54 (degrees)
                                (less than or equal to)28-25 log(theta)       dBi for 0.54(degrees)(less than)(theta)
                                                                              (less than or equal to)36.31(degrees)
                                (less than or equal to)-10                    dBi for 36.31(degrees)(less than)(theta)
     Cross-Polar Gain           (less than or equal to)Gmax-35                dBi for 0(degrees)(less than)(theta)
                                                                              (less than or equal to)1.91(degrees)
                                (less than or equal to)28-25 log(theta)       dBi for 1.91(degrees)(less than)(theta)
                                                                              (less than or equal to)36.31(degrees)
                                (less than or equal to)-10                    dBi for 36.31(degrees)(less than)(theta)

Antennas not meeting these patterns shall be identified to GECEL and may be conditionally accepted on a case by case basis.

     5.3  Polarization Isolation

The on-axis system polarization isolation, as measured by the TCC, shall be -29 dB or better (transmit antenna, spacecraft, receive antenna). The uplink facilities shall be capable of maintaining this minimum isolation at all times. Periodic checks will be made by TCC to insure compliance.

     5.4  Spurious Emissions

Spurious emissions transmitted from the Customers earth station will meet the following characteristics:

     Spurious Radiation        (less than or equal to)4       dBW/4 kHz (excluding multicarrier modulation)
     Digital Carrier Spectral  (less than or equal to)12      dBW/4 kHz
     Sidelobes                 (less than or equal to)42      dBW/12.5 MHz

     5.5  Ground Station EIRP Stability

The EIRP of any carrier transmitted to the Satellite, measured in a continuous 24-hour period, shall not vary by more than (plus or minus)0.5 dB. Stations employing uplink power control shall not exceed authorized satellite flux densities by more than 1 dB at any time.

Uplink power control shall be performed in an automated fashion and the response of the system shall be sufficiently agile to guarantee that the flux density at the satellite never exceeds the nominal value by more than 1 dB.

Earth stations without uplink power control may not change the uplink power for any reason without prior approval of the TCC.

     5.6  Uplink Power Limits

The maximum uplink power from the Customer's earth station shall be approved and monitored by the TCC. Only sufficient power required to saturate the transponder or establish the optimum operating point for the transponder, as determined by GECEL, shall be used. Under no circumstances shall the maximum uplink EIRP exceed 83.5 dBW.

     5.7  Power Settings

The TCC will assist the customer in assuring correct power settings. Once determined, the customer shall keep a record in the station log of the power settings for each transponder and type of service. If the earth station configuration is changed in any way that affects uplink EIRP, the TCC shall be contacted and arrangements made for the TCC to work with the customer to reestablish the operating parameters.

     5.8  Energy Dispersal

An energy dispersal (ED) waveform shall be applied to analog TV carriers. The triangular ED baseband waveform shall be phase locked to the video frame rate (PAL: 25 Hz, NTSC: 30 Hz) and its transition points synchronized to the field blanking periods. The RF deviation caused by the ED shall be:

     For BSS: (plus or minus)300 kHz with video present and (plus or minus)600 kHz if video is lost.
     For FSS: (plus or minus)500 kHz with video present and (plus or minus)1MHz if video is lost.

     5.9  Frequency Stability

The frequency stability for the uplink carrier shall meet the following:

Full Transponder Analog or Digital
Services                              (plus or minus)250 kHz
Partial Transponder Services (plus or minus)0.1 % of the occupied carrier bandwidth

     5.10 Offset Frequencies

Modulators with offset center frequencies, which result in an asymmetrical distribution of power around the assigned center frequency, shall not be used.

     5.11 VITS

GECEL recommends that all customers transmitting television programming include Vertical Interval Test Signals (VITS) as part of their transmission. This will allow the TCC to assist customers in the event of transmission problems.

     5.12 Monitoring

The TCC requires the capability to monitor unscrambled video of all of GECEL's customers. It is therefore required that the Customer furnish a descrambler to the TCC at no cost to GECEL or the TCC.

     5.13 Transportable Earth Stations

Customers using transportable earth stations must meet all of the requirements noted herein. In addition, the Customer must supply to the TCC and GECEL the antenna model and manufacturer, and the uplinked signal must contain an Automatic Transmitter Identification System (ATIS).

     5.14 Pointing Stability

Uplink antenna pointing stability shall be such that environmental conditions (wind loading, thermal, etc.) will not cause antenna movement producing more than a (plus or minus)1 dB change in flux density at the satellite. Under no circumstances may the antenna violate the cross-polarization requirements stated above.

     5.15 Transmitter Termination

Removing the Radio Frequency (RF) drive to the input of the earth station power amplifier is not sufficient to terminate transmissions. Termination of transmissions must be accomplished by either (a) switching the power amplifier into a waveguide load or (b) disconnecting the power amplifier from its power source.

     5.16 Licensing

The customer is responsible for following the Telecommunications Regulations of the country wherein the antenna(s), both transmit and receive, is (are) located and to secure any permits and/or licenses required to operate on the Satellite.

6.0  SATELLITE BOX CENTER AND ANTENNA ALIGNMENT
     ------------------------------------------

All geosynchronous spacecraft move about in latitude, longitude and altitude within their defined stationkeeping box. The Satellite will be maintained within (plus or minus)0.05 longitude and plus or minus 0.1 latitude. Periodically, the spacecraft will be in the center of the box. The box center data will be available from the TCC and should be utilized to align non-tracking earth station antennas on the satellite. Once aligned, the antenna should not have to be adjusted again in azimuth and elevation unless the antenna is moved or damaged. Polarization may have to be optimized by the TCC when a carrier is first transmitted.

7.0  SATELLITE ACCESS
     ----------------
Access to a transponder on the Satellite is arranged by calling the TCC. The procedure for accessing the Satellite is as follows:

     a) The Customer's earth station shall call the TCC, identify their company name and transmit city location and request access to the satellite and transponder. The TCC will determine that the request is valid for the customer.

     b) Based on the transmission parameters for the Customer's service, the TCC will configure the transponder accordingly (attenuator setting, ALC on/off, etc.)

     c) The earth station shall be aligned with the appropriate pointing and polarization setting on the satellite. The associated uplink equipment shall be operated at the frequency and uplink power levels established by GECEL and the TCC.

     d) The TCC will monitor the downlink of the transponder being accessed and direct the customer to transmit a CW clean (no modulation) carrier. When the carrier is up, the TCC will verify the power operating point and polarization isolation. If they are not correct, the TCC will assist the customer earth station in optimizing the transmission. When optimized, the TCC will direct that modulation by applied and will check for correct deviation. If all parameters are within specifications, the customer will be notified that the transmission is acceptable. The transmitter power settings should be noted and entered in the users station log. If possible, a power meter on the transmitter output coupler should be used for higher accuracy. The technicians will then exchange initials and both activities will log the event. If the earth station cannot meet the transmission requirements, the TCC will direct the carrier to be taken down until the problem can be corrected.

     e) For a saturated single-carrier service, the transponder saturation point will be determined using the 5:10 method. The TCC will direct the customer to bring up a CW carrier and raise power until saturation is achieved. Uplink power will then be reduced until the downlink carrier level drops by 5 dB. At this point, the uplink power level will be noted and then increased +10 dB. Modulation will be applied to the carrier and the resulting uplink carrier power reading is the transponder saturation point and should be entered into the user's station log. If possible, a power meter should be utilized for higher accuracy.

     f) If a customer's service will utilize the Automatic Level Control (ALC) mode of the transponder, the transponder will be initially configured in linear mode. The input attenuator will be set to the amount of uplink overdrive specified in the customer's transmission parameters. Saturation level, using the 5:10 method above, will be established. The customer will then switch the power amplifier into a waveguide load without changing the uplink power level previously set. The TCC will then reconfigure the transponder into ALC mode and the customer will reapply the power amplifier output to the antenna.

     g) The customer may continue to operate his carrier within the previously agreed upon schedule as long as the carrier remains within the technical requirements. If the carrier exceeds tolerances or is causing interference to other users of the Satellite or other satellites, the TCC shall direct that the user cease transmission immediately. The customer shall insure that the duty staff has standing authorization to respond to such requests without referrals to other authorities. The customer shall cease transmission until the problem is corrected. Before resuming transmission, the customer must contact the TCC to verify that the problem has been resolved.

8.0  SINGLE CHANNEL PER CARRIER (SCPC) TRAFFIC
     -----------------------------------------

Special considerations must be observed for SCPC traffic, in addition to those contained in Section 7 above. Since SCPC carriers share the available bandwidth and power of the transponder, any change to assigned allocations can affect all traffic within the transponder. When an order is accepted by GECEL for SCPC service, the allowable power and bandwidth that may be used by the customer is precisely specified. It is very important that SCPC power level, center frequency and carrier bandwidth be initially adjusted while being monitored and under the direction of the TCC. The user may not, without prior coordination with GECEL and the TCC, make any modifications to their SCPC power, center frequency or bandwidth. Uncoordinated variation of carrier parameters can cause interference and degradation of service to other carriers within the transponder.

Some customers are allocated a percent of total transponder power and bandwidth or assigned a specific power level to be used within a specific frequency range. These customers must submit and maintain traffic plans to GECEL and the TCC summarizing their proposed operations within the allocated space segment. These customers will be responsible for assuring that their individual carriers do not exceed their contracted allocations or cause interference into other customers. The Satellite's transponders will be monitored continuously to verify SCPC power and bandwidth assignments.

9.0  TROUBLE REPORTING

Customers should immediately report to the TCC any instances of interference to their transmissions. The TCC will assist in trying to identify the source of the interference and will contact any likely potential interferers. It should be recognized, however, that it is sometimes very difficult to identify the source of interference.

Suspected degradation of transponder performance shall be reported to the TCC. The customer may be required to release the transponder as a mutually acceptable time to allow the TCC time for transponder performance testing.

Please note that for purposes of determining billing credits for service outages, the length of interruption is measured from the time the customer notifies the TCC of the interruption to the time when the customer is notified by the TCC that the interruption has been resolved.

In the event that it becomes necessary to escalate service problems beyond the primary level, the customer is afforded the opportunity to contact GECEL managerial personnel for assistance in resolving the problem.

10.0  CARRIER PARAMETERS
      ------------------

Appendix B contains suggested carrier parameters for digital and analog services. The customer should coordinate with GECEL and the TCC should the customer desire to transmit signals not referenced in Appendix B or deviate from the parameters contained in Appendix B.

                                   APPENDIX A

                            GE1E SATELLITEINFORMATION

                                   BSS PAYLOAD



A.1  TRANSPONDER BANDWIDTHS

The transponders have a 33 MHz nominal bandwidth with 38.36 MHz channel spacing. Transponder center frequencies are shown in Table Al.

A.2  UPLINK GAIN COMPENSATION

Automatic Level Control (ALC) is capable of being enabled by ground command on a channel-by-channel basis. Downlink EIRP will be maintained within (plus or minus)1 dB of saturation for input levels ranging from saturation to 18 dB input backoff.

A.3  TRANSPONDER GAIN SETTINGS

Flux control attenuators can be set by ground command in 2 dB ((plus or minus)
0.5 dB) steps from 0 dB to 18 dB.

                                    Table A1

                               BSS FREQUENCY PLAN

                     Uplink     Downlink
       BSS           Center      Center
   Transponder     Frequency   Frequency       Downlink
     Number          (MHz)       (MHz)       Polarization

       01          17327.480   11727.480   HORIZONTAL LINEAR
       02          17346.660   11746.660   VERTICAL LINEAR
       03          17365.840   11765.840   HORIZONTAL LINEAR
       04          17385.020   11785.020   VERTICAL LINEAR
       05          17404.200   11804.200   HORIZONTAL LINEAR
       06          17423.380   11823.380   VERTICAL LINEAR
       07          17442.560   11842.560   HORIZONTAL LINEAR
       08          17461.740   11861.740   VERTICAL LINEAR
       09          17480.920   11880.920   HORIZONTAL LINEAR
       10          17500.100   11900.100   VERTICAL LINEAR
       11          17519.280   11919.280   HORIZONTAL LINEAR
       12          17538.460   11938.460   VERTICAL LINEAR
       13          17557.640   11957.640   HORIZONTAL LINEAR
       14          17576.820   11976.820   VERTICAL LINEAR
       15          17596.000   11996.000   HORIZONTAL LINEAR
       16          17615.180   12015.180   VERTICAL LINEAR
       17          17634.360   12034.360   HORIZONTAL LINEAR
       18          17653.540   12053.540   VERTICAL LINEAR
       19          17672.720   12072.720   HORIZONTAL LINEAR
       20          17691.900   12091.900   VERTICAL LINEAR
       21          17711.080   12111.080   HORIZONTAL LINEAR
       22          17730.260   12130.260   VERTICAL LINEAR
       23          17749.440   12149.440   HORIZONTAL LINEAR
       24          17768.620   12168.620   VERTICAL LINEAR
       25          17787.800   12187.800   HORIZONTAL LINEAR
       26          17806.980   12206.980   VERTICAL LINEAR
       27          17826.160   12226.160   HORIZONTAL LINEAR
       28          17845.340   12245.340   VERTICAL LINEAR
       29          17864.520   12264.520   HORIZONTAL LINEAR
       30          17883.700   12283.700   VERTICAL LINEAR
       31          17902.880   12302.880   HORIZONTAL LINEAR
       32          17922.060   12322.060   VERTICAL LINEAR
       33          17941.240   12341.240   HORIZONTAL LINEAR
       34          17960.420   12360.420   VERTICAL LINEAR
       35          17979.600   12379.600   HORIZONTAL LINEAR
       36          17998.780   12398.780   VERTICAL LINEAR
       37          18017.960   12417.960   HORIZONTAL LINEAR
       38          18037.140   12437.140   VERTICAL LINEAR
       39          18056.320   12456.320   HORIZONTAL LINEAR
       40          18075.500   12475.500   VERTICAL LINEAR

                                   APPENDIX B

                         RECOMMENDED CARRIER PARAMETERS

B.1  REFERENCE DOCUMENTS
     -------------------

-----------------------------------------------------------------------------------------
           ETS 300 421          Digital broadcasting system for television, sound and
                                data services, Framing structure, channel coding and
                                modulation, Satellite systems.
-----------------------------------------------------------------------------------------
           ISO/TEC DIS 13818-1  MPEG2 Systems
-----------------------------------------------------------------------------------------
           ISO/TEC DIS 13818-2  MPEG2 Video
-----------------------------------------------------------------------------------------
           ISO/TEC DIS 13818-3  MPEG2 Audio
-----------------------------------------------------------------------------------------
           Rec. ITU-R BT.470-3  Television Systems
-----------------------------------------------------------------------------------------
           Rec. ITU-R BO.650-2  Specifications for the MAC/Packet Family
-----------------------------------------------------------------------------------------
           DVB doc. April 94    Background Documents on Digital Video Broadcasting
-----------------------------------------------------------------------------------------
           ETR 154              Implementation guidelines for the use of MPEG-2 Systems,
                                Video and Audio in satellite and cable broadcasting
                                application in Europe
-----------------------------------------------------------------------------------------
           Rec. ITU-R F.405-1   Pre-emphasis characteristics for frequency modulation
                                radio-relay systems for television
-----------------------------------------------------------------------------------------

B.2  DIGITAL SIGNALS
     ---------------

     Signals according to ETSI
     ETS 300-241                         (DVB)
     Maximum Aggregate Bit Rate:         55.0 Mbps
     Forward Error Correction Rates:     1/2, 2/3, 3/4, 5/6 or 7/8
     Reed Solomon:                       204/188
     Modulation:                         QPSK
     Maximum Transmit Symbol Rate:       27.5 Mbaud

     . The Maximum Aggregate Bit Rate includes Forward Error Correction and Reed-Solomon encoding.

B.3  D2-MAC
     ------

     Video/Audio/Data: D2-MAC/packet system according to Rec. ITUI-R B0.650-2 Modulation Parameters:
          Video Deviation:         16 MHz/V
          Video Pre-emphasis:      Rec ITU-R BO.650-2
          Energy Dispersal:        (plus or minus)600 kHz, 25 Hz

     B.4 PAL
         ---

     Video:    PAL/625 lines according to Rec. ITUI-R BT.470
     Audio:    Analog and/or digital subcarriers
     Modulation:      Frequency Modulation (FM)
     Modulation Parameters:
          Video Deviation:         16 MHz/V
          Video Pre-emphasis:      Rec ITU-R F.405-1, 625 lines
          Energy Dispersal:        (plus or minus)300 kHz, 25 Hz

     Audio Subcarrier Frequencies*

          Mono:    6.50 MHz
          Stereo:  7.02 / 7.20 MHz
     Audio Pre-emphasis:
          Mono:    50 (micro)s
          Stereo:  Panda 1
     Audio Deviation:
          Mono:    90 kHz p-p for 0 dBrn
          Stereo:  35 kHz p-p for 0 dBm

                                  Attachment C

                               CLEAN, IRREVOCABLE
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     GE Capital Europe Limited
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

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                                    [NAME OF ISSUING BANK]


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